UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

 December 1,  2007
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CHDT CORP.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 JIM MORAN BLVD., #120
DEERFIELD BEACH, FLORIDA 33442
 (Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 FR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01           Entry into a Material Definitive Agreement
2.01           Completion of Acquisition or Disposition of Assets

On December 1, 2007, Souvenir Direct, Inc. (“SDI”) and Capstone Industries, Inc. (“CAPI”), both Florida corporations and both subsidiaries of CHDT Corp., entered into a Purchase and Sale Agreement (the “Agreement”) with Magnet World, Inc., a Florida corporation (“MWI”).  Under the Agreement, the operating assets of SDI were sold to MWI for $200,000 cash.  The operating assets of SDI consists of the operating assets for the promotional, gift and souvenir business being operated by CAPI.  This business has been secondary business line of CHDT Corp. since the acquisition in late 2006 of CAPI and its consumer product business.  The Agreement is attached hereto as Exhibit 2.

CHDT Corp. decided to allow the sale in order to: (i) focus on its primary business line, CAPI’s consumer products; (ii)  eliminate a secondary business that was not contributing positive cash flow on a consistent basis to CHDT Corp. and constituted a drain on resources needed, in the opinion of the management of CHDT Corp., SDI and CAPI, for the consumer product business line.  CHDT Corp.; and (iii) to the obtain cash to fund its consumer product business, especially the STP-branded power tool products.

STP is a trademark of Clorox Corp. and is licensed to CAPI by Clorox Corp. for CAPI’s STP-branded power tool product line.

The above description is qualified in its entirety by reference to the Agreement as attached hereto as Exhibit 2.

EXHIBIT NUMBER                                                      DESCRIPTION

Exhibit 2	Purchase and Sale Agreement, dated December 1, 2007, among Souvenir Direct, Inc., Capstone Industries, Inc. and Magnet World, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

CHDT CORPORATION

Date: December 3, 2007

/s/ Gerry McClinton, Chief Operating Officer